EXHIBIT 6(b)

                          AMENDED AND RESTATED BY-LAWS


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                              AMENDED AND RESTATED

                                     BYLAWS

                         PHOENIX LIFE INSURANCE COMPANY







                             EFFECTIVE MARCH 1, 2002


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                                    ARTICLE I

                          Meetings of the Shareholders
                          ----------------------------

                               ANNUAL MEETINGS AND
                                SPECIAL MEETINGS

         SECTION 1.1 The Annual Meeting of the shareholders of the Company for the transaction of such business as the Board of Directors shall from time to time prescribe, shall be held on the third Monday of April or within sixty (60) days thereafter, as the Board of Directors may determine, either within or without the State of New York, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. If the Board of Directors determines that the Annual Meeting shall be held on a date other than the third Monday of April, it shall notify the Superintendent of Insurance of the State of New York of the date of the Annual Meeting at least 60 days prior to the meeting. Special meetings of shareholders may be called at any time at the direction of the Chairperson or, in the event of his or her absence or disability, the Vice Chairperson or, in the event of his or her absence or disability, the Chief Executive Officer and shall be called at any time in accordance with the vote of the Directors, or at the written request of any three (3) of them.

                          CHAIRPERSON, VICE CHAIRPERSON
                            OR SECRETARY OF MEETINGS

         SECTION 1.2 The person designated pursuant to Section 2.10 hereof to preside at meetings of the Board of Directors shall act as Chairperson or, in the event of his or her absence or disability, as Vice Chairperson, of the meeting. The Secretary of the Board of Directors, unless he or she is absent or elects not to serve, shall act as the secretary of the meeting. Unless otherwise voted, the order of business at the meeting shall be as prescribed by the Chief Executive Officer or by such other person as may be presiding.



                                   ARTICLE II

                               Board of Directors
                               ------------------

                         NUMBER, QUORUM AND ADJOURNMENTS

         SECTION 2.1 The authorized number of Directors of the Company shall be such number, not fewer than thirteen (13) nor more than thirty (30), as may be determined by a majority of the authorized number of Directors immediately prior to any such determination. No decrease in the authorized number of Directors shall shorten the term of any incumbent Director. At least two (2) of the principal officers of the Company shall be Directors but the number of officers and salaried employees who are Directors shall at all times be less than a quorum of the Board of Directors. A majority of the authorized number of Directors, at least one (1) of whom shall be a person as described in Section 1202(b)(1) of the New York


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Insurance Law (hereinafter referred to in these Bylaws as "Independent
Director(s)"), shall constitute a quorum for the transaction of business. Except as otherwise provided by law or these Bylaws, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. A majority of the Directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board of Directors shall be given if and as determined by a majority of the Directors present at the time of the adjournment.

                       REGULAR BOARD OF DIRECTORS MEETINGS

         SECTION 2.2 The Board of Directors shall hold at least such number of meetings in each calendar year as may be required by law, but in any event, no fewer than four (4) regular meetings each year. Provided that at least one (1) of the regular meetings of the Board of Directors in a calendar year is or will be held within the State of New York, the other meetings of the Board in such calendar year may be held at such place within the United States or Canada in a jurisdiction in which the Company is licensed to do business on such dates and at such hours as the Board of Directors may from time to time determine. Except as otherwise required by law or these Bylaws, notice of regular meetings need not be given.

                           SPECIAL BOARD MEETINGS AND
                                WAIVER OF NOTICE

         SECTION 2.3 Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or by any three (3) Directors. Notice of each such special meeting shall be mailed to each Director at such Director's residence or usual place of business or other address filed with the Secretary of the Board of Directors for such purpose, or shall be sent to such Director by any form of telecommunication, or be delivered or given to such Director personally or by telephone, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board of Directors need not, however, be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attend the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time and place but, except as otherwise required by law or these Bylaws, need not state the purpose of the meeting.

                              ELECTION OF DIRECTORS

         SECTION 2.4 The annual election of Directors shall be held at the Annual Meeting described in Section 1.1. The Directors of the Company shall be elected by the shareholders as prescribed by law.

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                       QUALIFICATION OF DIRECTORS AND TERM

         SECTION 2.5 No person may stand for election or re-election or be appointed as a Director after attaining the age of seventy (70) years and the term of office of each Director who attains the age of seventy (70) years shall expire on the date of the annual election next occurring after such Director has attained such age, provided, however, that with the exception of the Chief Executive Officer, the term of a Director who is an Officer of the Company shall expire on the date that such Director retires or resigns as an Officer of the Company. Directors shall be elected by a plurality of the votes cast and shall hold office until the next annual election of Directors and until the election and qualification of their respective successors. The foregoing notwithstanding, to the extent any Director fails to conduct himself or herself in accordance with such written standards as may be established from time to time by the Board of Directors, then such Director may be removed through affirmative vote of at least two-thirds of the remaining Directors.

                        ORGANIZATION MEETING OF DIRECTORS

         SECTION 2.6 As soon as practicable following the Annual Meeting of the Company, the Directors shall commence a regular meeting of the Board of Directors which shall be the Organization Meeting of the Board of Directors. At such meeting, the Board of Directors shall elect Officers to take such other actions as they deem appropriate, including reviewing the annual report, appointing an auditor, and appointing Directors to the Board of Directors committees.

                           PARTICIPATION BY TELEPHONE

         SECTION 2.7 Any one (1) or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board of Directors or such committee for quorum and voting purposes.

                   ACTION WITHOUT A BOARD OF DIRECTORS MEETING

         SECTION 2.8 If in the opinion of the Chief Executive Officer circumstances exist which require the immediate taking of any action which is required or permitted to be taken by the Board of Directors or any committee thereof, such action may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

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                          BOARD OF DIRECTORS VACANCIES

         SECTION 2.9 Any vacancy in the Board of Directors, including any vacancy resulting from an increase in the authorized number of Directors, may be filled, until the next annual election of Directors, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the remaining Directors.

                     CHAIRPERSON OF THE BOARD OF DIRECTORS,
                         VICE CHAIRPERSON AND SECRETARY

         SECTION 2.10 At the Organization Meeting, the Board of Directors may elect a Chairperson of the Board of Directors, who shall be an officer of the Company and who shall discharge such duties as may be assigned from time to time by the Directors. The Board of Directors also may elect a Vice Chairperson of the Board of Directors, who shall be an officer of the Company and who shall discharge such duties as may be assigned from time to time by the Directors. The Chairperson or, in the event of his or her absence or disability, the Vice Chairperson, shall preside at all the meetings of the Board of Directors and, in his or her absence or disability, the President of the Company shall preside. In the absence of the persons above designated to preside at a meeting, the Board of Directors shall appoint a Chairperson pro tem.

         At the Organization Meeting, the Board of Directors shall elect a Secretary of the Board of Directors, who shall attend the meetings of the Board of Directors, shall keep the minutes of such meetings, shall send notice thereof, if any, and shall perform such other duties as may be attendant to such office. The Secretary of the Board of Directors need not be a member of the Board of Directors. If at any time the Secretary is absent or unable to discharge such duties, the Board of Directors shall appoint a Secretary pro tem.



                                   ARTICLE III

                                   Committees
                                   ----------

                               STANDING COMMITTEES

         SECTION 3.1 The Board of Directors shall have the following standing committees, each consisting of not fewer than five (5) Directors, as shall be determined by the Board of Directors:

         Audit Committee
         Executive Committee
         Human Resources Committee
         Investment Committee
         Nominating
         Policyholder and External Affairs Committee
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         All members of the Audit Committee, the Human Resources Committee and
the Nominating Committee shall be Independent Directors. At least one-third of the members of each other standing committee shall be Independent Directors.

                           DESIGNATION OF MEMBERS AND
                       CHAIRPERSONS OF STANDING COMMITTEES

         SECTION 3.2 At its Organization Meeting each year, the Board of Directors, by resolution adopted by a majority of the then authorized number of Directors, shall designate from among the Directors the members of the standing committees and from among the members of each such committee a chairperson thereof, each of whom shall serve as such, at the pleasure of the Board of Directors, so long as they shall continue in office as Directors, and through the next succeeding Annual Meeting of the Company. The Board of Directors may by similar resolution designate one (1) or more Directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees, but only an Independent Director may be designated as an alternate member to the Audit Committee, the Human Resources Committee or the Nominating Committee. Vacancies in the membership or chairperson of any standing committee may be filled in the same manner as the original designations at any regular or special meeting of the Board of Directors, and the Chief Executive Officer may designate from among the remaining members of any standing committee whose chairperson is vacant a chairperson who shall serve until a successor is designated by the Board of Directors.

                           NOTICES OF TIMES OF MEETING
                  OF STANDING COMMITTEES AND PRESIDING MEMBERS

         SECTION 3.3 Meetings of each standing committee shall be held upon call of the Chief Executive Officer, or upon call of the chairperson of such standing committee or of two members of such standing committee. Meetings of each standing committee may also be held at such other times as such committee may determine. Meetings of a standing committee shall be held at such places and upon such notice as such committee may determine or as may be specified in the calls of such meetings. Any such chairperson, if present, or such member or members of each committee may be designated by the Chief Executive Officer, shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding Member.

                                     QUORUM

         SECTION 3.4 At each meeting of any committee there shall be present to constitute a quorum for the transaction of business at least a majority of the members of such committee, at least one (1) of whom is an Independent Director. Any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

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                           STANDING COMMITTEE MINUTES

         SECTION 3.5 Each of the standing committees shall keep minutes of its meetings, which shall be reported to the Board of Directors at its regular meetings and, if called for by the Board of Directors, at any special meeting.

                               EXECUTIVE COMMITTEE

         SECTION 3.6 The Executive Committee shall consist of five (5) or more Directors, as the Board of Directors may determine from time to time, a majority of whom shall be Independent Directors. This Committee shall have general power to act for the Board of Directors in the intervals between meetings of the Board of Directors on all matters of policy and direction relating to the conduct of the affairs of the Company, subject to such limitations as the Board may from time to time impose.

                              INVESTMENT COMMITTEE

         SECTION 3.7 The Investment Committee shall consist of five (5) or more Directors, as the Board of Directors may determine from time to time, a majority of whom shall be Independent Directors. This Committee shall review the investment policies and programs of the Company, including, but not limited to, the purchase and sale of bonds, stocks, other securities, real estate, mortgages and all other investments. The Investment Committee shall supervise the financial affairs of the Company. Except as otherwise ordered by the Board of Directors (i) no investment or loan, other than a policy loan and no sale, assignment, exchange, extension or transfer thereof, shall be made unless the same has been authorized or approved by the Investment Committee; and (ii) the Investment Committee shall designate from time to time depositories of the Company's funds.

                                 AUDIT COMMITTEE

         SECTION 3.8 The Audit Committee shall consist of five (5) or more Directors, as the Board of Directors may determine from time to time, all of whom shall be Independent Directors. The Audit Committee shall, prior to the last meeting of the Board of Directors in each calendar year, recommend to the Board of Directors the selection of independent certified public accountants for the ensuing fiscal year. This Committee shall engage such independent certified public accountants selected by the Board of Directors to audit and examine the financial position of the Company and shall prescribe the scope of such audit and of any internal audit. It shall review the Company's financial condition, and the scope and results of the independent audit and any internal audit, and shall from time to time confer with such independent certified public accounts and with management and review recommendations of such independent accountants and management with respect to the business of the Company and the business of any majority-owned subsidiary of the Company. The Audit Committee shall report to the Board of Directors upon the annual report of such independent certified public accountants and at such other times as the Audit Committee may deem necessary.

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                            HUMAN RESOURCES COMMITTEE

         SECTION 3.9 The Human Resources Committee shall consist of five (5) or more Directors, as the Board of Directors may determine from time to time, all of whom shall be Independent Directors. This Committee shall exercise general supervision of compensation and personnel administration and all activities conducted by the Company in the interest of the health, welfare and safety of Company personnel, shall evaluate the performance of officers deemed by such Committee to be principal officers, and shall make recommendations to the Board of Directors as to the selection of and compensation payable to such principal officers.

                   POLICYHOLDER AND EXTERNAL AFFAIRS COMMITTEE

         SECTION 3.10 The Policyholder and External Affairs Committee shall consist of five (5) or more Directors as the Board of Directors may determine from time to time, a majority of whom shall be Independent Directors. This Committee shall be responsible for matters relating to the interests of the policyholders and customers of the Company and shall exercise general supervision over the Company's policies and practices with respect to its insurance contracts, including both those pertaining to policyholder dividends and surplus generally and those pertaining to the insurance contracts in the closed block of contracts created pursuant to the Company's conversion from a mutual life insurance company to a stock insurance company. Annually the Committee shall make a written report to the Board of Directors recommending for the ensuing year the interest rates payable in funds held by the Company under policies or other contracts entitled by their terms to such interest. This Committee shall review generally the activities of the various business conducted by the Company and shall also exercise general supervision of the Company's external activities, including, but not limited to, government relations, charitable contributions, public benefit programs and compliance with policies on ethical business conduct and other corporate responsibility matters.

                              NOMINATING COMMITTEE

         SECTION 3.11 The Nominating Committee shall consist of five (5) or more Directors, as the Board of Directors may determine from time to time, all of whom shall be Independent Directors. This Committee shall have responsibility for nominating candidates for Director for election by shareholders and shall make recommendations to the Board of Directors with respect to the filling of vacancies on the Board of Directors.

                               SPECIAL COMMITTEES

         SECTION 3.12 The Board of Directors may from time to time, by resolution adopted by a majority of the entire Board of Directors, designate one
(1) or more Directors to serve as a special committee of the Board of Directors to act upon such matters permitted by law as the Board of Directors shall specify in such resolution. Each special committee, except as otherwise prescribed by law, shall have or may exercise the authority of the Board of Directors to the extent provided in the resolution establishing such committee. The members

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of the committee shall serve at the pleasure of the Board of Directors. The
Board of Directors shall designate one (1) of the members of each special committee to serve as chairperson thereof. All provisions of Sections 3.3, 3.4 and 3.5 of these Bylaws shall apply to special committees. Nothing herein shall be deemed to prevent the Chief Executive Officer from appointing one (1) or more special committees of directors to advise him or her on any matter, provided that no such committee shall have or exercise any authority of the Board of Directors.



                                   ARTICLE IV

                                    Officers
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                               PRINCIPAL OFFICERS

         SECTION 4.1 The Board of Directors shall determine who shall act as Chief Executive Officer of the Company. In its discretion, the Board of Directors may also designate a Chief Operating Officer. The Board of Directors in its discretion may also from time to time designate one or more other officers as principal officers.

                             CHIEF EXECUTIVE OFFICER

         SECTION 4.2 The Chief Executive Officer of the Company shall have the general executive management of its affairs, and may decide upon and execute all matters not otherwise covered by action of the Board of Directors or Executive Committee or more specifically provided for in the Bylaws. In the absence of action by the Board of Directors, the Chief Executive Officer may from time to time prescribe and assign such duties, functions and authority among officers or other employees and representatives as he or she shall determine are necessary or desirable for the proper conduct of the business of the Company.

                             CHIEF OPERATING OFFICER

         SECTION 4.3 The Chief Operating Officer, if any, shall assist the Chief Executive Officer in the execution of his or her duties and shall have such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

                          PRESIDENT AND OTHER OFFICERS

         SECTION 4.4 At each Organization Meeting, the Board of Directors shall elect a President, who shall hold office until the next Organization Meeting and until the election of a successor or until his or her earlier death, removal or resignation. The President may also serve as the Chief Executive Officer or Chief Operating Officer. If a vacancy occurs in the office of President for any reason, such vacancy shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors.

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         In addition to the President, the Board of Directors shall elect or appoint such other officers, including a Secretary, one (1) or more Assistant Secretaries and one (1) or more Vice Presidents as it may determine for the conduct of the business of the Company. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. Officers other than the Chief Executive Officer shall have such powers and perform such duties as may be assigned to them by these Bylaws or by or pursuant to authorization of the Board of Directors or the Chief Executive Officer.

         The Board of Directors may, in its discretion, delegate to the Chief Executive Officer authority appoint and discharge any officers other than principal officers. Notwithstanding any such delegation to the Chief Executive Officer, all officers shall hold office at the pleasure of the Board of Directors, which retains authority to terminate any officer at any time. A vacancy in any office may be filled by the Board of Directors at any meeting.



                                    ARTICLE V

                               Execution of Paper
                               ------------------

                                   INSTRUMENTS

         SECTION 5.1 Subject to such limitations as the Board of Directors may by resolution establish, any employee or officer designated for such purpose by the Chief Executive Officer or the Board of Directors, shall have power to execute all instruments in writing necessary or desirable for the Company to execute in the transaction and management of its business and affairs and to affix the corporate seal thereto.

                              DISPOSITION OF FUNDS

         SECTION 5.2 All funds of the Company deposited in its name shall be subject to disposition by check or other means, in such manner as the Board of Directors may from time to time determine.

                         CAPTION SIGNATURES ON POLICIES
                           AND CERTAIN OTHER CONTRACTS

         SECTION 5.3 All policies of insurance, annuity contracts, policy endorsements and modifications (other than endorsement of the exercise of a right or option provided for in a policy) and all contracts incident, related or supplementary to policies of insurance and annuity contracts shall be signed by the Chairperson or, in his or her absence or disability, the Vice Chairperson, of the Board of Directors (if any), the President, a Vice President, the Secretary or an Assistant Secretary. Such signatures may be in facsimile.

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                                   ARTICLE VI

                                     General
                                     -------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 6.1 To the full extent permitted by the laws of the State of New York, the Company shall indemnify any person made or threatened to be made a party to any action, proceeding or investigation, whether civil or criminal, by reason of the fact that such person, or such person's testator or intestate:

                  (1) is or was a Director, officer or employees of the Company; or

                  (2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, and at the time of such services, was a director, officer or employee of the Company.

against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action, proceeding or investigation, or any appeal therein.

         Subject to applicable law, the indemnification provided in this Article VI shall not be deemed to be exclusive of any other rights to which a director, officer or employee of the Company seeking indemnification may be entitled.

                                   ARTICLE VII

                               Amendment of Bylaws
                               -------------------

         SECTION 7.1 These Bylaws or any of them may be amended, altered or repealed by a vote of two-thirds of the Directors present at any regular or special meeting, provided that any such proposed amendment, alteration or repeal shall have been submitted in writing and filed with the Secretary of the Board of Directors at least thirty (30) days before being presented at such a meeting. The notice of the meeting at which action may be taken upon such proposal to amend, change or repeal these Bylaws shall contain a statement in general terms that such action has been proposed. Notwithstanding the foregoing, Section 6.1 of these Bylaws may not be amended, altered or repealed by the Board of Directors so as to affect adversely any then existing rights of any director, officer or other person designated therein.